As filed with the Securities and Exchange Commission on July 2, 2002    Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WIRELESS FACILITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State of Incorporation)	(I.R.S. Employer Identification No.)

4810 Eastgate Mall
San Diego, California 92121
(858) 228-2000
(Address of principal executive offices)

1999 Equity Incentive Plan
2000 Nonstatutory Stock Option Plan

(Full title of the plans)

Masood K. Tayebi, Ph.D.
Chairman and
Chief Executive Officer
WIRELESS FACILITIES, INC.
4810 Eastgate Mall
San Diego, California 92121
(858) 228-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lance W. Bridges, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $.001 per share	5,334,518 Shares	$4.55	$24,272,056.90	$2,233.03

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Common Stock which shall become issuable under the 1999 Equity Incentive Plan or the 2000 Nonstatutory Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on June 26, 2002, as reported on the Nasdaq National Market. The chart below shows the calculation of the registration fee.

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Common Stock issuable under the 1999 Equity Incentive Plan	1,834,518	$4.55	$ 8,347,056.90

Common Stock issuable under the 2000 Nonstatutory Stock Option Plan	3,500,000	$4.55	$15,925,000.00

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Act.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Registrant on Form S-8 relating to the same employee benefit plans is effective.

The 1,834,518 shares of Common Stock being registered hereunder that are subject to the 1999 Equity Incentive Plan became subject to the 1999 Equity Incentive Plan pursuant to an automatic annual increase in the number of shares authorized for issuance under the 1999 Equity Incentive Plan that occurs on January 1 of each year, which this year increased the number of shares subject to the 1999 Equity Incentive Plan from 12,113,864 to 13,948,382 effective January 1, 2002.

The 3,500,000 shares of Common Stock being registered hereunder that are subject to the 2000 Nonstatutory Stock Option Plan became subject to the 2000 Nonstatutory Stock Option Plan pursuant to an amendment to the 2000 Nonstatutory Stock Option Plan which increased the number of shares subject to the 2000 Nonstatutory Stock Option Plan from 3,000,000 to 6,500,000.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “SEC”) on November 5, 1999 (File No. 333-90455), February 1, 2001 (File No. 333-54818) and October 17, 2001 (File No. 333-71702) are hereby incorporated by reference.

Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference into this Registration Statement:

(1)	Registrant’s Annual Report on Form 10-K (File No. 000-27231), for the fiscal year ended December 31, 2001;

(2)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

(3)	Registrant’s Current Report on Form 8-K filed on May 21, 2002, as amended by Registrant’s Current Report on Form 8-K/A filed June 5, 2002; and

(4)	The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A filed with the SEC on September 3, 1999.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 2, 2002.

WIRELESS FACILITIES, INC.

By     /s/    MASOOD K. TAYEBI

          Masood K. Tayebi,
          Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Masood Tayebi and/or Thomas A. Munro and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ MASOOD K. TAYEBI Masood K. Tayebi	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2002

/s/ TERRY ASHWILL Terry Ashwill	Chief Financial Officer(Principal Financial Officer)	July 2, 2002

/S/ DAN STOKELY Dan Stokely	Principal Accounting Officer	July 2, 2002

/S/ SCOTT ANDERSON Scott Anderson	Director	July 2, 2002

/S/ BANDEL CARANO Bandel Carano	Director	July 2, 2002

/S/ WILLIAM HOGLUND William Hoglund	Director	July 2, 2002

/S/ SCOT JARVIS Scot Jarvis	Director	July 2, 2002

/S/ DAVID LEE David Lee	Director	July 2, 2002

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page.

99.1	1999 Equity Incentive Plan. (1)

99.2	Form of Stock Option Agreement used in connection with the 1999 Equity Incentive Plan. (2)

99.3	2000 Nonstatutory Stock Option Plan. (3)

99.4	Form of Stock Option Agreement and grant notice for the 2000 Stock Option Plan. (3)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-85515), and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1/A filed on September 10, 1999, and incorporated herein by reference.

(3)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 14, 2000, and incorporated herein by reference.